UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting material Pursuant to §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

MANTLE RIDGE LP

EAGLE FUND A1 LTD

EAGLE ADVISOR LLC

PAUL HILAL

ANDREW EVANS

TRACY MCKIBBEN

DENNIS REILLEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 17, 2024, Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), issued and uploaded to its website, www.RefreshingAirProducts.com, the following press release:

Mantle Ridge Releases Investor Presentation Highlighting Need for Change
at Air Products and Chemicals, Inc.

Details Years of Operational Underperformance, Capital Allocation Missteps, Poor Project Execution, and Succession Planning Failures

Explains How Air Products’ Decade of Board-Led “Refreshment” Only Deepened Entrenchment and Further Eroded Governance Safeguards; Current Search for New Subordinate to Seifi Ghasemi is Perpetuation of Status Quo

Explains How Air Products Can Achieve Long-Term Potential Through Shareholder-Led Board Reconstitution and Bona Fide CEO Succession Plan

Offers Compelling Leadership “Dream Team” of Industrial Gas Experts Dennis Reilley and Eduardo Menezes

Mantle Ridge Believes That Under Better Stewardship and Leadership, Air Products Would Today be Worth over $425 Per Share, with a Long Runway of Double-Digit Annual Compounding into the Future

Mantle Ridge’s Four Highly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – Bring Ideal Mix of Industrial Gas, Capital-Intensive Heavy Industry, Capital Allocation and Energy Transition Industry Expertise as well as Public Company Board Leadership Experience to Fill Critical Needs on Air Products’ Board

Urges Shareholders to Vote the BLUE Proxy Card “FOR” Mantle Ridge’s Four Highly Qualified Director Nominees and “WITHHOLD” on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi and Edward L. Monser

View the Presentation at www.RefreshingAirProducts.com

New York – December 17, 2024 – Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), today released a comprehensive presentation highlighting the urgent need for change on Air Products’ Board of Directors (the “Board”) following years of underperformance, dysfunctional governance, and its failures to have effected a transition from Chairman and CEO Seifi Ghasemi or rein in his misguided, value-destructive, and high-risk capital allocation strategy.

The presentation details Mantle Ridge’s clear action plan for Air Products and how electing Mantle Ridge’s four highly qualified director candidates to the Board at the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”) can help restore long-term value for the benefit of all shareholders.

Highlights of the presentation include:

The Need for Change: Air Products Board has Failed Broadly in its Duties, Including CEO Oversight, Board Composition, Succession, Strategy, Capital Allocation and Others.

•	Decade-long inability to create credible succession plan for entrenched 80-year-old Chairman & CEO has eroded governance safeguards and enabled Mr. Ghasemi to perpetuate his control
•	Mr. Ghasemi has repeatedly stated he will block any effort to wrest control from him: “As long as I’m vertical, I’m going to be Chairman of Air Products, and I mean that”[1] ; “…as I have articulated that many times, I fully intend to continue leading Air Products…”[2] ; “[I’m] going to leave in a box.”[3]
•	Air Products’ undisciplined approach to capital allocation has allowed Mr. Ghasemi to pursue high-risk, low-return non-core projects that have destroyed considerable value and produced industry-worst return on invested capital

Air Products Has Significantly Underperformed Peers and Broader Market

•	Industry-worst five-year TSR: over the last five years, Air Products’ total shareholder return (+50%) has substantially trailed its industrial gas peers, Linde (+171%) and Air Liquide (+93%), and the S&P 500 (+111%), prior to Mantle Ridge’s involvement
•	Air Products’ lagging share price performance reflects shareholder concerns about Board and management failures on many fronts, including the inability to replace Mr. Ghasemi, management turnover, strategy and capital allocation, operational efficiency, execution and compensation

Mr. Ghasemi’s Misallocation of Capital to Higher-Risk, Low-Return Projects, and His Poor Execution Have Come at Great Opportunity Cost, and Have Compromised the Value of Air Products’ Core Business

•	Rather than optimize and accelerate growth of its exceptionally attractive core business, Air Products has deployed capital to high-risk, low-return projects
•	Mr. Ghasemi-led non-core projects carry a multitude of outsized risks and consistently reflect poor judgment, underwriting, and execution
•	Air Products’ estimated incremental return on growth capex has been mediocre and below the Company’s stated 10% hurdle rate
•	Air Products’ earnings growth has been tepid over the last five years despite re-levering with low-cost debt
•	Air Products’ loan of $270 million to World Energy raises serious questions about judgement and motive – concerns which are amplified by material omissions and obfuscations

1 Source: June 9, 2020, APD CEO comments, Deutsche Bank conference

2 Source: August 1, 2024, APD CEO comments, Q3 2024 earnings call

3 Source: December 18, 2023 transcribed expert network call with former APD SVP: “But as he’s made it very clear that he’s not going to retire from Air Products. He’s going to leave in a box those are his words not mine.”

Mr. Ghasemi Repeatedly Overstates and Misrepresents Air Products’ Performance

•	Air Products overstates its performance with misleading claims and obfuscations on financial performance and projects
•	Air Products’ assertion that it is “the most profitable” in the industry is highly misleading: its margins meaningfully trail Linde’s and its ROIC is the worst in the industry
•	Air Products’ margin expansion since 2014 is roughly half as much as Mr. Ghasemi claims
•	Air Products’ assertion that its EPS CAGR from 2014-2025 was ~10% is in fact overstated by ~25%; the cumulative effect over ten years is a 50% difference in EPS growth

Path Forward: Air Products Needs a Strong Reconstituted Board and Energized CEO Focused Exclusively on Creating Shareholder Value, Not Perpetuating His Control or Protecting Past Decisions

•	Mantle Ridge offers four highly qualified, superior independent nominees to strengthen the Board and help establish strong governance
•	Air Products’ share price rose ~10% on confirmation of Mantle Ridge’s involvement, reflecting broad-based support for shareholder-led Board restructuring and leadership change
•	Mantle Ridge expects Air Products’ shares to appreciate further with election of its four director nominees and the reconstituted Board’s pursuit of a CEO replacement best suited to help the Company realize its fullest potential
•	Under the right stewardship and leadership, Mantle Ridge believes Air Products would today be conservatively worth over $425 per share, with a long runway of double-digit annual compounding
•	Shareholder-led Board reconstitution allows strengthening of governance, and enables: 1) true CEO succession, management development, and realignment of compensation; 2) reset of strategy and capital allocation; and 3) operational efficiency and strength of the core business

Path Forward: New Leadership “Dream Team” Can Solve Air Products’ Underlying Issues

•	Mantle Ridge brings a compelling solution: combine executives with best-in-class backgrounds in the industrial gas industry – Eduardo Menezes & Dennis Reilley – with new directors with relevant experience and fresh perspectives to serve on the Air Products Board
•	Combination of Mr. Menezes as CEO and Mr. Reilley on the Board widely hailed as “the Dream Team” to lead this great company into the future
•	Current Board has excluded Mr. Menezes as a candidate for CEO; he is ready to serve if the reconstituted Board invites him to do so
•	New leadership is best suited to optimize and derisk challenged projects with expertise and transparency, and deliver maximum value

Mantle Ridge encourages all shareholders to review the presentation, which is available at www.RefreshingAirProducts.com.

To Restore Air Products’ Performance and Create the Long-Term Value that Shareholders Deserve, Mantle Ridge Urges Shareholders to Vote the BLUE Proxy Card “FOR” Mantle Ridge’s Four Highly Qualified Director Nominees and “WITHHOLD” on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi and Edward L. Monser

Additional information regarding Mantle Ridge’s highly qualified nominees and other materials related to its proxy campaign, may be found at www.RefreshingAirProducts.com.

***

About Mantle Ridge

Founded in 2016 by Paul Hilal, Mantle Ridge LP is an engaged, long-term owner-steward that works closely and constructively with company boards to create durable long-term value for all stakeholders. None of Mantle Ridge LP’s affiliated entities is a hedge fund or other investment vehicle with a structurally short-term incentive, which fundamentally differentiates the firm from other market actors who are known to engage with company boards. Mantle Ridge has raised separate, single-investment, five-year special purpose vehicles to support its previous engagements with companies including CSX Corporation, Aramark and Dollar Tree. For more information, visit https://www.mantleridge.com/.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Mantle Ridge or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Mantle Ridge that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Mantle Ridge does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties, nor has Mantle Ridge paid for any such statements or information. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Mantle Ridge disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mantle Ridge LP and the other Participants (as defined below) have filed a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying BLUE universal proxy card or voting instruction form with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”). Shortly after filing the Definitive Proxy Statement with the SEC, Mantle Ridge LP furnished the Definitive Proxy Statement and accompanying BLUE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2025 Annual Meeting.

The participants in the proxy solicitation are Mantle Ridge LP, Eagle Fund A1 Ltd, Eagle Advisor LLC, Paul Hilal (all of the foregoing persons, collectively, the “Mantle Ridge Parties”), Andrew Evans, Tracy McKibben and Dennis Reilley (such individuals, collectively with the Mantle Ridge Parties, the “Participants”).

IMPORTANT INFORMATION AND WHERE TO FIND IT

MANTLE RIDGE LP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY MANTLE RIDGE LP WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC’S WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

Tel: (212) 493-6952

Media Contacts

Jonathan Gasthalter / Nathaniel Garnick

Gasthalter & Co.

Tel: (212) 257-4170

Email: RefreshingAPD@gasthalter.com